UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Ventas, Inc.

 (Name of Registrant as Specified In Its Charter)

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On March 7, 2022, Ventas, Inc. sent the following email to its employees.

Subject: CEO Update

Dear Colleagues:

As you may have seen, Ventas recently issued a press release providing an update on our Board of Directors and detailing engagement with one of our shareholders, Land & Buildings, and I wanted to reach out to provide some context.

First, I am excited to share that we have appointed Michael Embler to our Board. He is a renowned institutional investor and brings a unique perspective, having served on REIT and healthcare companies' boards. He fits the important qualities our Board looks for in directors, and I am confident that he will be additive to the work we are doing to execute our strategy and capital plans. We also announced that Jay Gellert – who has been a director since 2001 – will be retiring at our upcoming Annual Meeting. Jay has been instrumental in the growth of our company, providing unique healthcare insights to help shape Ventas into the company we are today. I cannot thank him enough for his service. Finally, we also announced that Melody Barnes, one of our current directors, will be the new Chair of our Nominating and Corporate Governance Committee at our Annual Meeting.

With regard to Land & Buildings, it has nominated its founder to stand for election to our Board at the 2022 Annual Meeting. We have engaged with Land & Buildings, as we do with many of our shareholders, to better understand its views over the last several months. Our Board also carefully considered Land & Buildings’ candidate as part of its normal process and determined that he does not meet our Board’s established standards for new directors.

As we continue to execute on our strategy by maintaining our financial discipline, building our portfolio, and making strategic investments, we will create significant value for all of our stakeholders for years to come. Although there’s still more work to do, particularly given the industry and global challenges of the last two years, our efforts to date have been no small feat, and I am incredibly proud of where we are today. Because of your continued hard work and dedication to our company, we have delivered total shareholder returns of 9.5% year-to-date, which is significantly above our peers and other benchmarks and indices. And long-term since our founding in 1999, we have delivered compound annual returns of nearly 20%.

What I want to emphasize – and what I ask all of you to keep front and center – is our unwavering focus on our business and serving as a reliable partner to our operators. Staying focused on the important work at hand should be our highest priority, and we must not lose sight of it.

As always, if you receive any inquiries from members of the media, analysts, or investors, please direct them to Sarah Whitford, who will handle those for us.

Your relentless dedication has positioned Ventas as a leader in the industry and has allowed us to continue to build upon our two-decade track record of excellence and outperformance. I am confident that the future is bright for Ventas and look forward to all that we will accomplish together.

Sincerely,

/s/ Debra A. Cafaro

Debra A. Cafaro

Chairman and Chief Executive Officer

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

Ventas, Inc. (the “Company”) intends to file a proxy statement and WHITE proxy card (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2021 Annual Meeting of stockholders, filed with the SEC on April 13, 2021 (the “2021 Proxy Statement”). To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 18, 2022. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.